PW Management Consulting Inc.
101 - 3495 Cambie Street
Vancouver, BC.  V5Z 4R3
Tel 604 649-2881 fax 604 648-8993

June 02, 2005

MEMORANDUM OF UNDERSTANDING

TotalMed Systems, Inc.
1200 SE Maynard Road, Suite 203
Cary, NC.  27511

Attention:  Mr. Brian Knight, President & CEO

Dear Sir:

Re	Territory License for TotalMed West, Inc. (TM West)

Further to our discussions, this letter sets out the agreement and terms between the undersigned parties to establish TM West Inc., as a Nevada corporation. All funds herein are in US Dollars.

TotalMed Systems, Inc. a Florida corporation ("TM") shall grant a "License" to TM West, under the terms and conditions set out herein this letter.

1.	The License shall include the US states of Washington, Oregon,
California, Nevada, and Arizona (the "Territory").

2.	The License shall entitle TM West to 10% of the net income from all Territory sales revenues attributed and booked to TM. TM shall conduct its sales and sales booking practices in such a manner as to reasonably ensure maximum benefit to TM West. Net income is defined as Total Revenues less Cost of Sales less
Operating Expenses.  The 10% payments shall be advanced to TM
West on a quarterly basis, commencing at the end of the 1st quarter after year 1.

3.	TM West (or its shareholders - hereinafter collectively referred to as "TM West") shall advance $250,000 to TM on or before October 15, 2005.

4.	TM shall pay a fee of 10% of the $250,000 to PWM for the License
Funding.

5.	The Funds shall be advanced by electronic wire transfer to
TotalMed Systems, Inc., at the Bank of America, 1200 W. Osceola
Parkway, Kissimmee, FL 34741, Account # 005503092866 ,
Routing/Transit #063100277 ,Wiring #026009593.



6.	TM shall repay to TM West, $250,000 plus $37,500 in charges (or if less is received, the proportionate lesser amount), as
follows:
*	$18,750 within 180 days
*	$9,375 within 270 days
*	$259,375 within 365 days
*	Furthermore, TM shall establish a sinking fund and allocate
2% of gross sales revenues to ensure the above payments for TM West.

7.	At the end of 10 years ("Year 10") from the date of the License issuance, TM shall have the option to acquire the License from TM
West.  The acquisition price shall be the greater of:
*	the amount equal to 100% of the total payments paid and or
accrued to TM West at Year 10, or
*	the value of the License as assessed by a mutually agreed
upon certified valuator.

8.	PWM (or its appointee) shall administer the corporate functions of TM West and attend to its shareholder responsibilities.

TM and PWM (on behalf of the TM West shareholders) shall formalize and execute the License agreement between TM and TM West at the earliest date possible, and such documentation shall reflect the purpose & intent, and terms & conditions as set out above.

The undersigned hereby acknowledge and agree to the above terms and conditions, and have received the necessary corporate authorizations to enter into this arrangement and to fulfill its respective obligations herein.

TotalMed Systems, Inc.					PW Management
Consulting Inc.



________________________				______________________
Brian Knight, President					Phil Wong, President


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